UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 8, 2024
Date of Report (Date of earliest event reported)

ICC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-681903	81-3359409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

225 20th Street, Rock Island, Illinois		61201
(Address of principal executive offices)		(Zip Code)

(309) 793-1700 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ICCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On June 8, 2024, ICC Holdings, Inc., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mutual Capital Holdings, Inc., a Pennsylvania corporation (“Parent”), and Mutual Capital Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) (other than shares owned by the Company as treasury stock), will be converted into the right to receive $23.50 in cash, without interest (the “Merger Consideration”).

As a result of the Merger, (i) each outstanding restricted share unit (“RSU”) shall, automatically and without any required action on the part of the holder, vest in full and be cancelled and converted into the right to receive a lump-sum amount in cash equal to the Merger Consideration, less any required payroll and withholding taxes upon the later of (a) the next regular payroll following the closing of the Merger and (b) by the date that is fifteen (15) calendar days after the closing time of the Merger, and (ii) after the repayment of the outstanding indebtedness of the Company’s employee stock ownership plan (the “ESOP”) and the exchange of shares of the Company’s common stock for the Merger Consideration, the Merger Consideration received upon conversion of the balance of the unallocated shares and any other unallocated assets remaining in the ESOP’s suspense account shall be allocated as earnings to the accounts of the ESOP participants who are employed as of the fifth (5th) business day before the effective time of the Merger based on their account balances under the ESOP as of such date.  Post-closing, the ESOP is expected to merge with and into the Company’s 401(k) plan or that of a member of the controlled group.

The Company and Parent have each agreed to customary representations, warranties, and covenants in the Merger Agreement, including, among others, agreements by the Company relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) the Company’s obligation to facilitate its shareholders’ consideration of, and voting upon, the Merger Agreement and the Merger, (iii) the recommendation by its board of directors (the “Board”) in favor of approval of the Merger Agreement and the Merger by its shareholders, and (iv) the Company’s obligations relating to alternative business combination transactions.  In addition, Illinois Casualty Company, a wholly-owned subsidiary of the Company (“ICC”), is a limited partner of Mutual Capital Investment Fund (“MCIF”), which is an affiliate of Parent.  Parent has advised the Company that MCIF will be providing funding for a portion of the aggregate Merger Consideration and, accordingly, ICC will receive a capital call in connection with the foregoing funding obligation.

The closing of the Merger is subject to certain conditions, including (i) the approval and adoption of the Merger Agreement by the holders of a majority of the voting power of the Company Common Stock, (ii) the receipt of authorizations required to be obtained from applicable insurance regulators, and (iii) other customary conditions. For each of the Company and Parent, the obligation to complete the Merger is also subject to the accuracy of the representations and warranties of, and compliance with covenants by, the other party, in accordance with the materiality standards set forth in the Merger Agreement.

Either the Company or Parent may terminate the Merger Agreement if, among certain other circumstances, (i) the Merger has not become effective on or before October 8, 2024, subject to automatic extensions to not later than December 7, 2024, if all of the conditions to the completion of the Merger other than the receipt of required regulatory approvals have been satisfied or are capable of being satisfied, or (ii) the Company’s shareholders fail to approve the Merger Agreement. In addition, the Company may terminate the Merger Agreement under certain other circumstances, including to allow the Company to enter into a definitive agreement for an alternative takeover proposal that constitutes a “superior proposal” prior to the receipt of shareholder approval of the Merger. Parent may terminate the Merger Agreement under certain other circumstances, including if the Board withdraws or adversely changes its recommendation of the Merger Agreement. In the event that after the date of the Merger Agreement and prior to the termination of the Merger Agreement, the Company or senior management of the Company shall have received or there shall have been publicly announced a bona fide takeover proposal that has not been withdrawn or abandoned prior to such termination and (a)(I) thereafter the Merger Agreement is terminated by either Parent or the Company pursuant to clause (i) above and the Company shall have failed to obtain the requisite shareholder approval or (II) prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to a takeover proposal (whether or not the same takeover proposal as referred to above), then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent a fee equal to $2.5 million.  Also, in the event that the Merger Agreement is terminated either by the Company if, prior to the receipt of the Company’s shareholder approval, the Company pursues and enters into an alternative takeover proposal or by Parent if, prior to the receipt of the Company’s shareholder approval, the Board withdraws or adversely changes its recommendation of the Merger Agreement or resolved to do the foregoing, the Company shall, within two business days following such termination, pay Parent the foregoing termination fee.

In connection with the execution of the Merger Agreement, directors and executive officers of the Company entered into a voting agreement with Parent in which they have agreed, among other things and solely in their capacity as shareholders, to vote the shares of the Company’s common stock owned beneficially by such shareholder in favor of the Merger Agreement and the Merger and to vote against proposals in opposition to, or in competition with, the Merger, at every meeting of the Company’s shareholders at which these matters are considered.  Parent has advised the Company that Tuscarora Wayne Insurance Company, a subsidiary of Parent which controls 6.4% of the Company’s common stock, intends to vote its shares in favor of the Merger Agreement and the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties, and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties, and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by matters disclosed in certain documents filed with the Securities and Exchange Commission (the “SEC”) and confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement negotiations; (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the SEC. In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read as a stand-alone document, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, 10-Q, and other documents that the Company files or has filed with the SEC.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2024, in connection with the execution of the Merger Agreement and as an inducement to, and a requirement by, Parent entering into the Merger Agreement, the Company entered (a) an amendment (the “SERP Amendment”) to the Deferred Compensation Agreement, dated as of January 1, 2021 (the “SERP”), among the Company, ICC, and Mr. Sutherland that provides, among other things, that, as of the effective time of the Merger, Mr. Sutherland is fully vested in the compensation under the SERP, (b) an amendment (the “Employment Agreement Amendment”) to the Employment Agreement, effective as of October 1, 2016 (the “Employment Agreement”), among the Company, ICC and Mr. Sutherland that provides, among other things, that, as of the effective time of the Merger, Mr. Sutherland will report to the Chief Executive Officer of Parent, instead of to the Board, and agrees that a “Change in Control Good Reason” (as defined in the Employment Agreement) shall not include the foregoing reporting change, and (c) amendments (each, a “CIC Amendment”) to Change in Control Agreements (each, a “CIC Agreement”), among the Company, ICC and each of Michael Smith and Norman Schmeichel (each, a “CIC Executive”) that provides, among other things, that, effective immediately prior to the effective time of the Merger, (i) the trigger for a “Good Reason” is expanded to include: (A) a material diminution of the CIC Executive’s total compensation as the same exists on the date of the change in control, (B) a material diminution in the CIC Executive’s authority or duties the same exists on the date of the change in control, (C) any reassignment of the CIC Executive to a location greater than 30 miles, or (D) any failure to pay the CIC Executive any amounts due and owing to the CIC Executive, and (ii) the CIC Agreement will expire upon the end of the twelve (12) month period following the closing of the Merger.  Each of the foregoing amendments are effective only to the extent that the Merger occurs.  Additionally, Merger Sub executed a joinder to each of these amendments.  The foregoing description of the SERP, the SERP Amendment, the Employment Agreement, the Employment Agreement Amendment, the CIC Agreement, and the CIC Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements (or forms thereof), copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 and are incorporated herein by reference.

Item 8.01              Other Events.

On June 8, 2024 Parent and the Company jointly issued a press release regarding the Merger, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-looking Statements

This report contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts, rather they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company’s future financial condition and results.

Various forward-looking statements in this report relate to the proposed acquisition of the Company by Parent. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the completion of the transaction on anticipated terms and timing, including obtaining required shareholder and regulatory approvals, and the satisfaction of other conditions to the completion of the transaction; (iii) significant transaction costs associated with the transaction; (iv) potential litigation relating to the transaction, including the effects of any outcomes related thereto; (v) the risk that disruptions from the transaction will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

Additional risks and uncertainties are discussed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year-ended December 31, 2023 filed with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

Important Additional Information and Where to Find It

This report is being issued in connection with the proposed acquisition of the Company by Parent. In connection with the transaction, the Company intends to file the proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to the Company’s shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the proxy statement or any other document that the Company may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.govwww.sec.gov, and at the Company’s investor relations website at https://ir.iccholdingsinc.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed acquisition of the Company by Parent.

Information regarding the names of the Company’s directors and executive officers and their respective direct or indirect interests in the Company by security holdings or otherwise and other information relating to the participants is set forth in the Company’s definitive proxy statement for the Company’s 2024 annual meeting of shareholders, filed with the SEC on May 1, 2024 (the “2024 Proxy Statement”) and available at https://www.sec.gov/Archives/edgar/data/1681903/000143774924014092/icch20240426_defc14a.htm. Please refer to the sections captioned “Share Ownership of Certain Beneficial Owners,” “Proposal One: Election of Directors,” “Director Compensation,” “Executive Compensation Practices,” “Executive Compensation,” “Executive Management,” and “Certain Relationships and Related Transactions” and Appendix B in the 2024 Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Item

9.01     Financial Statements and Exhibits.

(d)Exhibits:

2.1	Agreement and Plan of Merger, dated as of June 8, 2024, among Mutual Capital Holdings, Inc., Mutual Capital Merger Sub, Inc., and ICC Holdings, Inc.*
10.1	Deferred Compensation Agreement, dated as of January 1, 2021, among ICC Holdings, Inc., Illinois Casualty Company, and Arron K. Sutherland (incorporated by reference to 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021).
10.2	Amendment to Deferred Compensation Agreement, dated as of June 8, 2024, among ICC Holdings, Inc., Illinois Casualty Company, and Arron K. Sutherland.
10.3	Employment Agreement, effective as of October 1, 2016, among ICC Holdings, Inc., Illinois Casualty Company, and Arron K. Sutherland (incorporated by reference to 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-214081) filed with the SEC on November 7, 2016).
10.4	Amendment to Employment Agreement, dated as of June 8, 2024, among ICC Holdings, Inc., Illinois Casualty Company, and Arron K. Sutherland.
10.5	Form of Change in Control Agreement among ICC Holdings, Inc., Illinois Casualty Company, and certain employees (incorporated by reference to 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-214081) filed with the SEC on November 7, 2016).
10.6	Form of Amendment to Change in Control Agreement, Illinois Casualty Company, and certain employees.
99.1	Joint press release dated June 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*  The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K.  The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICC HOLDINGS, INC.

Dated: June 10, 2024

	By:	/s/ Arron K. Sutherland
Arron K. Sutherland
President, Chief Executive Officer and Director